Exhibit 10.3;  Form 8-K/A filed February 27, 1997


Form 8-K/A
U.S. Securities and Exchange Commission
  Washington, D.C. 20549


Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934



TELESOFT CORP.
(Exact name of small business issuer as specified in its charter)


        Arizona                                        86-0431009
(State or other jurisdiction of                      (I.R.S. Employer
Identification No.)
 incorporation or organization)



3216 North Third Street, Phoenix, Arizona  85012
 (Address of principal executive offices)


(602) 265-6311
(Issuer's telephone number, including area code)



(Former name, former address and former fiscal year, if changed since last report)








Item 4.    Changes in Registrant's Certifying
Accountants
 .
In January, 1997, the Registrant, acting on the direction of its Board of Directors, informed Semple & Cooper, P.L.C., that it desired to obtain proposals for its November 30, 1996 audit from a national CPA firm.

Semple & Cooper, P.L.C.'s reports on the Registrant's financial statements for the years ended November 30, 1994 and 1995, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or principles. There were no disagreements with Semple & Cooper, P.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure through Semple & Cooper, P.L.C.'s issuance of their report in connection with their audit of the Registrant's financial statements for the year ended November 30, 1995 and through the interim period ending January, 1997 when the registrant notified Semple
& Cooper, P.L.C of its decision to seek a new independent accountant.

On  February 3, 1997, the Registrant selected Coopers &
Lybrand, L.L.P. as its new independent accountants.

Item 7.    Exhibits

	16	Letter from Semple & Cooper regarding change in
certifying 				independent accountants


SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Telesoft Corp.





                						    /s/ Thierry E. Zerbib
Date:  February 27, 1997			Thierry E. Zerbib
			                     			Vice President/Secretary


Exhibit 16




February 27, 1997

Securities and Exchange Commission
Mail Stop 9-5
Washington, D.C. 20549

Dear Sirs/Madam:

We have read and concur with Item 4 of Form 8-K/A of Telesoft Corp. (the "Registrant") as filed with the Securities and Exchange Commission on February 27, 1997.

Sincerely,

/s/ Semple & Cooper, P.L.C.

Semple & Cooper, P.L.C.